EXHIBIT 99

                          Independent Auditor's Report

Board of Directors and Stockholders
Surrey Bank & Trust
Mount Airy, North Carolina

We have audited the consolidated balance sheets of Surrey Bank & Trust and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2002. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Surrey Bank & Trust and subsidiaries at December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.


/s/ Larrowe & Company, PLC
--------------------------
Galax, Virginia
January 17, 2003

================================================================================

Consolidated Balance Sheets
December 31, 2002 and 2001
--------------------------------------------------------------------------------

                                                                2002           2001
                                                            ------------   -----------
Assets
Cash and due from banks                                     $  1,409,407   $ 1,349,208
Interest-bearing deposits with banks                          10,096,703     4,171,811
Federal funds sold                                                    --       250,000
Investment securities available for sale                       4,166,680     4,435,544
Federal Home Loan Bank stock, at cost                            280,000       212,300
Loans, net of allowance for loan losses of $1,831,167
   in 2002 and $1,251,496 in 2001, respectively               81,378,106    70,995,953
Loans available for sale                                       4,473,913     1,723,148
Property and equipment, net                                    3,507,978     2,795,448
Accrued income                                                   550,409       381,318
Intangible assets, net of amortization of $37,793 in 2002
   and $16,429 in 2001                                           122,465       143,829
Other assets                                                     558,871       365,332
                                                            ------------   -----------
      Total assets                                          $106,544,532   $86,823,891
                                                            ============   ===========
Liabilities and Stockholders' Equity
Liabilities
   Deposits:
   Noninterest-bearing                                      $ 13,071,285   $10,434,627
   Interest-bearing                                           73,827,588    59,127,577
                                                            ------------   -----------
      Total deposits                                          86,898,873    69,562,204

   Federal funds purchased and securities
      sold under agreements to repurchase                      1,285,400     2,169,489
   Short-term debt                                             1,500,000     2,387,500
   Long-term debt                                              5,938,629     3,370,601
   Accrued interest payable                                      136,990       194,879
   Other liabilities                                             895,568       423,800
                                                            ------------   -----------
      Total liabilities                                       96,655,460    78,108,473
                                                            ------------   -----------
   Minority interest in subsidiary                               724,686       616,118
                                                            ------------   -----------
   Commitments and contingencies

Stockholders' equity
   Preferred stock, no par value; 1,000,000 shares
      authorized; none issued                                         --            --
   Common stock, 5,000,000 shares authorized;
      958,376 shares issued in 2002 at $4 par value
      and 956,033 shares issued in 2001 at $5 par value        3,833,504     4,780,165
   Surplus                                                     3,879,760     2,915,103
   Retained earnings                                           1,432,493       385,185
   Accumulated other comprehensive income (loss)                  18,629        18,847
                                                            ------------   -----------
      Total stockholders' equity                               9,164,386     8,099,300
                                                            ------------   -----------
      Total liabilities and stockholders' equity            $106,544,532   $86,823,891
                                                            ============   ===========

See Notes to Consolidated Financial Statements

================================================================================

Consolidated Statements of Income
For the years ended December 31, 2002, 2001 and 2000
--------------------------------------------------------------------------------

                                                 2002         2001         2000
                                              ----------   ----------   ----------
Interest income
   Loans and fees on loans                    $6,488,555   $5,984,707   $4,724,967
   Federal funds sold                              1,005        9,446        6,347
   Investment securities, taxable                129,494      200,458      321,758
   Investment securities, nontaxable               3,615          890           --
   Deposits with banks                            52,881      209,898      236,145
                                              ----------   ----------   ----------
      Total interest income                    6,675,550    6,405,399    5,289,217
                                              ----------   ----------   ----------
Interest expense
   Deposits                                    1,813,628    2,587,376    2,221,364
   Federal funds purchased and securities
      sold under agreements to repurchase         17,002       53,469      151,006
   Short-term debt                                46,734       87,852      129,328
   Long-term debt                                218,194      234,636       67,800
                                              ----------   ----------   ----------
      Total interest expense                   2,095,558    2,963,333    2,569,498
                                              ----------   ----------   ----------
      Net interest income                      4,579,992    3,442,066    2,719,719

Provision for loan losses                        651,005      450,003      211,452
                                              ----------   ----------   ----------
      Net interest income after provision
         for loan losses                       3,928,987    2,992,063    2,508,267
                                              ----------   ----------   ----------
Noninterest income
   Service charges on deposit accounts           619,456      536,485      261,083
   Gain on sale of loans                         182,735           --           --
   Other service charges and fees                213,670      323,773      152,016
   Other operating income                        454,743      222,561       85,630
                                              ----------   ----------   ----------
      Total noninterest income                 1,470,604    1,082,819      498,729
                                              ----------   ----------   ----------
Noninterest expense
   Salaries and employee benefits              1,896,237    1,558,143    1,134,971
   Occupancy expense                             203,132      206,069      186,566
   Equipment expense                             328,762      301,449      212,723
   Data processing                               237,226      235,824      177,637
   Foreclosed assets, net                         (3,395)        (860)       1,700
   Other expense                                 941,727      754,681      550,778
                                              ----------   ----------   ----------
      Total noninterest expense                3,603,689    3,055,306    2,264,375
                                              ----------   ----------   ----------
      Net income before income taxes           1,795,902    1,019,576      742,621

Income tax expense                               640,026      339,636      202,788
Minority interest in subsidiary earnings        (108,568)    (162,796)     (53,322)
                                              ----------   ----------   ----------
      Net income                              $1,047,308   $  517,144   $  486,511
                                              ==========   ==========   ==========

Basic earnings per share                      $     1.09   $      .54   $      .58
                                              ==========   ==========   ==========
Diluted earnings per share                    $     1.01   $      .52   $      .57
                                              ==========   ==========   ==========
Basic weighted average shares outstanding        958,235      956,033      843,319
                                              ==========   ==========   ==========
Diluted weighted average shares outstanding    1,039,467      988,252      852,045
                                              ==========   ==========   ==========

See Notes to Consolidated Financial Statements

================================================================================

Consolidated Statements of Stockholders' Equity
For the years ended December 31, 2002, 2001 and 2000
--------------------------------------------------------------------------------

                                                                                         Accumulated
                                           Common Stock                     Retained        Other
                                       --------------------                 Earnings    Comprehensive
                                        Shares     Amount       Surplus     (Deficit)   Income (Loss)      Total
                                       -------   ----------   ----------   ----------   -------------   ----------
Balance, December 31, 1999             746,932   $3,734,660   $1,709,014   $  185,466      $(5,642)     $5,623,498

   Comprehensive income
   Net income                               --           --           --      486,511           --         486,511
   Net change in unrealized
      appreciation on investment
      securities available for sale,
      net of income taxes of $9,778         --           --           --           --       18,980          18,980
                                                                                                        ----------
   Total comprehensive income                                                                              505,491

   Fractional shares purchased             (33)        (165)        (215)          --           --            (380)
   Common stock reissued                    33          165          528           --           --             693
   Common stock issued                  11,008       55,040       46,783           --           --         101,823
   Stock issued pursuant to
      secondary stock offering         102,199      510,995      766,492           --           --       1,277,487
   Stock offering expense                   --           --      (31,781)          --           --         (31,781)
                                       -------   ----------   ----------   ----------      -------      ----------
Balance, December 31, 2000             860,139    4,300,695    2,490,821      671,977       13,338       7,476,831

   Comprehensive income
   Net income                               --           --           --      517,144           --         517,144
   Net change in unrealized
      appreciation on investment
      securities available for sale,
      net of income taxes of $2,838         --           --           --           --        5,509           5,509
                                                                                                        ----------
   Total comprehensive income                                                                              522,653

   Stock issued pursuant to
      secondary stock offering           8,982       44,910       67,365           --           --         112,275
   Stock offering expense                   --           --      (12,459)          --           --         (12,459)
   Stock dividend, 10%                  86,912      434,560      369,376     (803,936)          --              --
                                       -------   ----------   ----------   ----------      -------      ----------
Balance, December 31, 2001             956,033    4,780,165    2,915,103      385,185       18,847       8,099,300

   Comprehensive income
   Net income                               --           --           --    1,047,308           --       1,047,308
   Net change in unrealized
      appreciation (depreciation)
      on investment securities
      available for sale, net of
      income taxes of $(112)                --           --           --           --         (218)           (218)
                                                                                                        ----------
   Total comprehensive income                                                                            1,047,090

   Change par value of common
      stock from $5 to $4                   --     (958,376)     958,376           --           --              --
   Fractional shares purchased            (426)      (1,704)      (2,238)          --           --          (3,942)
   Common stock reissued                   426        1,704        2,938           --           --           4,642
   Stock options exercised               2,343       11,715        5,581           --           --          17,296
                                       -------   ----------   ----------   ----------      -------      ----------
Balance, December 31, 2002             958,376   $3,833,504   $3,879,760   $1,432,493      $18,629      $9,164,386
                                       =======   ==========   ==========   ==========      =======      ==========

See Notes to Consolidated Financial Statements

================================================================================

Consolidated Statements of Cash Flows
For the years ended December 31, 2002, 2001 and 2000
--------------------------------------------------------------------------------

                                                                                 2002           2001           2000
                                                                             ------------   ------------   ------------
Cash flows from operating activities
   Net income                                                                $  1,047,308   $    517,144   $    486,511
   Adjustments to reconcile net income to net cash provided by operations:
      Minority interest in subsidiary earnings                                    108,568        162,796         53,322
      Depreciation and amortization                                               333,865        309,133        221,461
      Provision for loan losses                                                   651,005        450,003        211,452
      Deferred income taxes                                                      (134,727)       (41,769)         5,374
      Accretion of discount on securities, net
         of amortization of premiums                                               (4,551)       (40,689)       (34,156)
      Changes in assets and liabilities:
         Accrued income                                                          (169,091)       (22,750)       (92,454)
         Loans held for sale                                                   (2,746,457)      (746,928)      (976,220)
         Other assets                                                              41,324        (59,317)       (79,612)
         Accrued interest payable                                                 (57,889)       (42,304)        48,858
         Other liabilities                                                        471,768         51,712        (47,991)
                                                                             ------------   ------------   ------------
            Net cash provided (used) by operating activities                     (458,877)       537,031       (203,455)
                                                                             ------------   ------------   ------------

Cash flows from investing activities
   Net decrease (increase) in interest-bearing deposits with banks             (5,924,892)     4,141,823     (6,040,213)
   Net decrease (increase) in federal funds sold                                  250,000             --       (250,000)
   Purchases of investment securities                                          (8,383,284)   (12,650,707)    (3,225,889)
   Maturities of investment securities                                          8,656,345     11,639,253      6,410,092
   Purchase of Federal Home Loan Bank stock                                       (67,700)            --        (62,300)
   Net increase in loans                                                      (11,137,466)   (19,784,137)   (11,665,332)
   Increase in goodwill                                                                --        (73,000)            --
   Proceeds from the sale of property and equipment                                    --          7,296             --
   Purchases of property and equipment                                         (1,025,031)      (564,245)      (461,639)
                                                                             ------------   ------------   ------------
            Net cash used in investing activities                             (17,632,028)   (17,283,717)   (15,295,281)
                                                                             ------------   ------------   ------------

Cash flows from financing activities
   Net increase in deposits                                                    17,336,669     14,755,833     12,506,959
   Net increase (decrease) in federal funds purchased
      and securities sold under agreements to repurchase                         (884,089)       244,045       (828,762)
   Net increase (decrease) in short term debt                                    (887,500)       487,500       (300,000)
   Net increase in long term debt                                               2,568,028      1,245,601      2,125,000
   Fractions purchased                                                             (3,942)            --           (380)
   Common stock reissued                                                            4,642             --            693
   Stock options exercised                                                         17,296             --             --
   Common stock issued, net of cost                                                    --         99,816      1,245,706
                                                                             ------------   ------------   ------------
            Net cash provided by financing activities                          18,151,104     16,832,795     14,749,216
                                                                             ------------   ------------   ------------
            Net increase (decrease) in cash and cash equivalents                   60,199         86,109       (749,520)

Cash and cash equivalents, beginning                                            1,349,208      1,263,099      2,012,619
                                                                             ------------   ------------   ------------
Cash and cash equivalents, ending                                            $  1,409,407   $  1,349,208   $  1,263,099
                                                                             ============   ============   ============

Supplemental disclosures of cash flow information
   Interest paid                                                             $  2,153,447   $  3,005,637   $  2,520,640
                                                                             ============   ============   ============
   Income taxes paid                                                         $    507,663   $    298,809   $    181,600
                                                                             ============   ============   ============

See Notes to Consolidated Financial Statements

================================================================================

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Note 1. Organization and Summary of Significant Accounting Policies

Organization

Surrey Bank & Trust (Bank) was organized and incorporated under the laws of the State of North Carolina on July 15, 1996 and commenced operations on July 22, 1996. The Bank currently serves Surry County, North Carolina and Patrick County, Virginia and surrounding areas through three banking offices. As a state chartered bank which is not a member of the Federal Reserve, the Bank is subject to regulation by the State of North Carolina Banking Commission and the Federal Deposit Insurance Corporation.

Surrey Investment Services, Inc. (subsidiary) was organized and incorporated under the laws of the State of North Carolina on February 10, 1998. The subsidiary provides insurance services through SB&T Insurance. Additionally, in January 2002, the subsidiary began providing investment advice and brokerage services through U-VEST.

On July 31, 2000, Surrey Bank & Trust formed Friendly Finance, LLC, a subsidiary operation specializing in the purchase of sales finance contracts from local automobile dealers. The operation is a strategic alliance between the Bank and Friendly Auto Finance, Inc. The Bank has a 60% majority interest in the new company, which is accounted for on a consolidated basis.

The accounting and reporting policies of the Bank and subsidiaries follow generally accepted accounting principles and general practices within the financial services industry. Following is a summary of the more significant policies.

Critical Accounting Policies

The notes to our audited consolidated financial statements for the year ended December 31, 2002 contain a summary of our significant accounting policies. We believe our policies with respect to the methodology for our determination of the allowance for loan losses, and asset impairment judgments, including the recoverability of intangible assets involve a higher degree of complexity and require management to make difficult and subjective judgments which often require assumptions or estimates about highly uncertain matters. Changes in these judgments, assumptions or estimates could cause reported results to differ materially. These critical policies and their application are periodically reviewed with the Audit Committee and our Board of Directors.

Principles of Consolidation

The consolidated financial statements include the accounts of the Bank and Subsidiaries. All significant, intercompany transactions and balances have been eliminated in consolidation.

Business Segments

The Bank reports its activities in two business segments. In determining the appropriateness of segment definition, the Bank considers the materiality of potential business segments and components of the business about which financial information is available and regularly evaluated relative to resource allocation and performance assessment.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for loan and foreclosed real estate losses, management obtains independent appraisals for significant properties.

================================================================================

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Note 1. Organization and Summary of Significant Accounting Policies, continued

Use of Estimates, continued

Substantially all of the Bank's loan portfolio consists of loans in its market area. Accordingly, the ultimate collectibility of a substantial portion of the Bank's loan portfolio and the recovery of a substantial portion of the carrying amount of foreclosed real estate are susceptible to changes in local market conditions. The regional economy is diverse, but influenced to an extent by the manufacturing and agricultural segments.

While management uses available information to recognize loan and foreclosed real estate losses, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as a part of their routine examination process, periodically review the Bank's allowances for loan and foreclosed real estate losses. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examinations. Because of these factors, it is reasonably possible that the allowances for loan and foreclosed real estate losses may change materially in the near term.

Cash and Cash Equivalents

For the purpose of presentation in the statement of cash flows, cash and cash equivalents are defined as those amounts included in the balance sheet caption "cash and due from banks."

Trading Securities

The Bank does not hold securities for short-term resale and therefore does not maintain a trading securities portfolio.

Securities Held to Maturity

Bonds, notes, and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity or to call dates. All securities held by the Bank at December 31, 2002 and 2001 were classified as available-for-sale.

Securities Available for Sale

Available-for-sale securities are reported at fair value and consist of bonds, notes, debentures, and certain equity securities not classified as trading securities or as held-to-maturity securities.

Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as a net amount in a separate component of stockholders' equity. Realized gains and losses on the sale of available-for-sale securities are determined using the specific-identification method. Premiums and discounts are recognized in interest income using the interest method over the period to maturity or to call dates.

Declines in the fair value of individual held-to-maturity and available-for-sale securities below cost that are other than temporary are reflected as write-downs of the individual securities to fair value. Related write-downs are included in earnings as realized losses.

Loans Held for Sale

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income.

================================================================================

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Note 1. Organization and Summary of Significant Accounting Policies, continued

Loans Receivable

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal amount adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan. Discounts and premiums on any purchased residential real estate loans are amortized to income using the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments. Discounts and premiums on any purchased consumer loans are recognized over the expected lives of the loans using methods that approximate the interest method.

Interest is accrued and credited to income based on the principal amount outstanding. The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received. When facts and circumstances indicate the borrower has regained the ability to meet the required payments, the loan is returned to accrual status. Past due loans are determined on the basis of contractual terms.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment disclosures.

================================================================================

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Note 1. Organization and Summary of Significant Accounting Policies, continued

Property and Equipment

Land is carried at cost. Bank premises, furniture and equipment, and leasehold improvements are carried at cost, less accumulated depreciation and amortization computed principally by the straight-line method over the following estimated useful lives:

                             Years
                             -----

Buildings and improvements    5-40
Furniture and equipment        3-7

Foreclosed Properties

Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value less anticipated cost to sell at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in loss on foreclosed real estate. The historical average holding period for such properties is less than six months.

Intangible assets

Intangible assets consist of premiums paid on acquisitions of insurance agencies.

Stock-based Compensation

The Company accounts for its stock-based compensation plans using the accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. The Company is not required to adopt the fair value based recognition provisions prescribed under SFAS No. 123, Accounting for Stock-Based Compensation (issued in October 1995), but complies with the disclosure requirements set forth in the Statement, which includes disclosing pro forma net income as if the fair value based method of accounting had been applied.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Income Taxes

Provision for income taxes is based on amounts reported in the statements of income (after exclusion of non-taxable income such as interest on state and municipal securities) and consists of taxes currently due plus deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Deferred income tax liability relating to unrealized appreciation (or the deferred tax asset in the case of unrealized depreciation) on investment securities available for sale is recorded in other liabilities (assets). Such unrealized appreciation or depreciation is recorded as an adjustment to equity in the financial statements and not included in income determination until realized. Accordingly, the resulting deferred income tax liability or asset is also recorded as an adjustment to equity.

================================================================================

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Note 1. Organization and Summary of Significant Accounting Policies, continued

Basic Earnings per Share

Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period, after giving retroactive effect to stock splits and dividends.

Diluted Earnings per Share

The computation of diluted earnings per share is similar to the computation of basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if dilutive potential common shares had been issued. The numerator is adjusted for any changes in income or loss that would result from the assumed conversion of those potential common shares.

Comprehensive Income

Annual comprehensive income reflects the change in the Bank's equity during the year arising from transactions and events other than investments by and distributions to shareholders. It consists of net income plus certain other changes in assets and liabilities that are reported as separate components of shareholders' equity rather than as income or expense.

Financial Instruments

Derivatives that are used as part of the asset/liability management process are linked to specific assets or liabilities and have high correlation between the contract and the underlying item being hedged, both at inception and throughout the hedge period. In addition, forwards and option contracts must reduce an exposure's risk, and for hedges of anticipatory transactions, the significant terms and characteristics of the transaction must be identified and the transactions must be probable of occurring. All derivative financial instruments held or issued by the Bank are held or issued for purposes other than trading.

In the ordinary course of business the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit and commercial and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Statement No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.

The following methods and assumptions were used by the Bank in estimating its fair value disclosures for financial instruments:

Cash and cash equivalents: The carrying amounts reported in the balance sheet for cash and cash equivalents approximate their fair values.

Interest-bearing deposits with banks: Fair values for time deposits are estimated using a discounted cash flow analysis that applies interest rates currently being offered on certificates to a schedule of aggregated contractual maturities on such time deposits.

================================================================================

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Note 1. Organization and Summary of Significant Accounting Policies, continued

Fair Value of Financial Instruments, continued

Available-for-sale and held-to-maturity securities: Fair values for securities, excluding restricted equity securities, are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. The carrying values of restricted equity securities approximate fair values.

Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying amounts. The fair values for other loans are estimated using discounted cash flow analysis, based on interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Loan fair value estimates include judgments regarding future expected loss experience and risk characteristics. Fair values for impaired loans are estimated using discounted cash flow analysis or underlying collateral values, where applicable. The carrying amount of accrued interest receivable approximates its fair value.

Deposit liabilities: The fair values disclosed for demand and savings deposits are, by definition, equal to the amount payable on demand at the reporting date. The fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated contractual maturities on such time deposits. The carrying amount of accrued interest payable approximates fair value.

Short-term debt: The carrying amounts of short-term debt approximate their fair values.

Long-term debt: The fair value of long-term debt is estimated using a discounted cash flow calculation that applies interest rates currently available on similar instruments.

Other liabilities: For fixed-rate loan commitments, fair value considers the difference between current levels of interest rates and the committed rates. The carrying amounts of other liabilities approximates fair value.

Reclassification

Certain reclassifications have been made to the prior years' financial statements to place them on a comparable basis with the current year. Net income and stockholders' equity previously reported were not affected by these reclassifications.

Note 2. Restrictions on Cash

To comply with banking regulations, the Bank is required to maintain certain average cash reserve balances. The daily average cash reserve requirement was approximately $65,000 for the periods including December 31, 2002 and 2001.

Note 3. Securities

Debt and equity securities have been classified in the balance sheet according to management's intent. The carrying amounts of securities and their approximate fair values at December 31, 2001 and 2000 follow:

                                        Amortized   Unrealized   Unrealized      Fair
2002                                      Cost         Gains       Losses        Value
----                                   ----------   ----------   ----------   ----------
Available for sale
   U.S. Government agency securities   $3,535,557    $16,024        $239      $3,551,342
   Mortgage-backed securities             499,896     13,000          --         512,896
   State and municipal                    100,910      1,532          --         102,442
                                       ----------    -------        ----      ----------
                                       $4,136,363    $30,556        $239      $4,166,680
                                       ==========    =======        ====      ==========

================================================================================

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Note 3.  Securities, continued

                                        Amortized   Unrealized   Unrealized      Fair
2001                                      Cost        Gains        Losses        Value
----                                   ----------   ----------   ----------   ----------
Available for sale
   U.S. Government agency securities   $3,496,835     $15,915      $1,000     $3,511,750
   Mortgage-backed securities             722,507      15,411          --        737,918
   State and municipal                    185,530         346          --        185,876
                                       ----------     -------      ------     ----------
                                       $4,404,872     $31,672      $1,000     $4,435,544
                                       ==========     =======      ======     ==========

Restricted equity securities were $280,000 and $212,300 at December 31, 2002 and 2001. Restricted equity securities consist of investments in stock of the Federal Home Loan Bank of Atlanta ("FHLB"), which is carried at cost. The FHLB requires financial institutions to make equity investments in the FHLB in order to borrow money. The Bank is required to hold that stock so long as it borrows from the FHLB.

Investment securities with amortized cost of approximately $4,036,000 and $4,200,000 at December 31, 2002 and 2001, respectively, were pledged as collateral on public deposits and for other purposes as required or permitted by law.

The scheduled maturities of securities (all available for sale) at December 31, 2002 were as follows:

                                          Amortized      Fair
                                            Cost         Value
                                         ----------   ----------
Due in one year or less                  $1,995,790   $1,995,717
Due after one year through five years     1,640,677    1,658,067
Due after five years through ten years           --           --
Due after ten years                         499,896      512,896
                                         ----------   ----------
                                         $4,136,363   $4,166,680
                                         ==========   ==========

Note 4. Loans Receivable

The major components of loans in the balance sheet at December 31, 2002 and 2001 are as follows:

                                                   2002         2001
                                               -----------   -----------

Commercial                                     $48,285,949   $36,292,879
Real estate:
   Construction and land development             5,921,098     5,322,106
   Residential, 1-4 families                    18,094,720    18,818,169
   Residential, 5 or more families                 322,243       433,068
   Farmland                                        198,336        80,939
   Nonfarm, nonresidential                       1,027,211     1,065,160
Agricultural                                       148,659       191,845
Consumer                                         8,880,464     9,397,726
Other                                              481,762       661,179
                                               -----------   -----------
                                                83,360,442    72,263,071

Unearned loan origination fees, net of costs      (151,169)      (15,622)
                                               -----------   -----------
                                                83,209,273    72,247,449

Allowance for loan losses                       (1,831,167)   (1,251,496)
                                               -----------   -----------
                                               $81,378,106   $70,995,953
                                               ===========   ===========

================================================================================

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Note 5. Allowance for Loan Losses

Changes in the allowance for loan losses are as follows:

                                       2002         2001        2000
                                    ----------   ----------   --------

Balance, beginning                  $1,251,496   $  859,403   $664,248

Provision charged to expense           651,005      450,003    211,452
Recoveries of amounts charged off        8,589        6,567      5,029
Amounts charged off                    (79,923)     (64,477)   (21,326)
                                    ----------   ----------   --------
Balance, ending                     $1,831,167   $1,251,496   $859,403
                                    ==========   ==========   ========

The following is a summary of information pertaining to impaired loans at December 31:

                                                  2002       2001
                                                --------   --------

Impaired loans without a valuation allowance    $250,300   $285,900
Impaired loans with a valuation allowance        188,100    107,700
                                                --------   --------
   Total impaired loans                         $438,400   $393,600
                                                ========   ========

Valuation allowance related to impaired loans   $ 72,655   $ 62,800
                                                ========   ========

Nonaccrual loans were $438,400 and these were 100% of loans past due 90 days or more at December 31, 2002.

The average annual recorded investment in impaired loans and interest income recognized on impaired loans for the years ended December 31, 2002, 2001, and 2000 (all approximate) are summarized below:

                                                                 2002       2001       2000
                                                               --------   --------   -------
Average investment in impaired loans                           $308,300   $138,400   $28,200
                                                               ========   ========   =======
Interest income recognized on impaired loans                   $ 31,100   $ 31,800   $ 6,300
                                                               ========   ========   =======
Interest income recognized on a cash basis on impaired loans   $ 27,800   $ 24,900   $ 6,300
                                                               ========   ========   =======

No additional funds are committed to be advanced in connection with impaired loans.

Note 6. Loan Servicing

Mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of mortgage loans serviced for others was $23,180,689 and $4,869,526 at December 31, 2002 and 2001, respectively.

Note 7. Property and Equipment

Components of property and equipment and total accumulated depreciation at December 31, 2002 and 2001 are as follows:

                                    2002         2001
                                -----------   ----------

Land and improvements           $   822,848   $  587,331
Buildings and improvements        2,226,512    1,498,500
Furniture and equipment           1,567,257    1,505,756
                                -----------   ----------
                                  4,616,617    3,591,587

Less accumulated depreciation    (1,108,639)    (796,139)
                                -----------   ----------

                                $ 3,507,978   $2,795,448
                                ===========   ==========

================================================================================

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Note 7. Property and Equipment, continued

The Bank's West Pine Street branch, and Stuart branch (land only) are leased under operating leases at a monthly rental of $1,750 and $1,400, respectively. The West Pine Street lease is renewable by the Bank until March 31, 2005. The Stuart, Virginia branch land lease is for a term of three years, which expires in 2003. Rental expense was $37,800, $38,800 and $33,331 for 2002, 2001 and
2000, respectively.

Pursuant to the terms of noncancelable lease agreements in effect at December 31, 2002, pertaining to banking premises and equipment, future minimum rent commitments under various operating leases are as follows:

                                2003      $37,800
                                2004       21,000
                                2005        5,250
                                2006           --
                                2007           --
                             thereafter        --
                                          -------
                                          $64,050
                                          =======

Note 8. Deposits

The aggregate amount of time deposits in denominations of $100,000 or more at December 31, 2002 and 2001 was $20,621,907 and $17,121,400, respectively.

At December 31, 2002, the scheduled maturities of time deposits are as follows:

                                2003      $48,046,704
                                2004        2,400,727
                                2005          402,873
                                2006          487,471
                             Thereafter     1,698,412
                                          -----------
                                          $53,036,187
                                          ===========

Note 9. Short-Term Debt

Short-term debt consists of federal funds purchased and securities sold under agreements to repurchase, which generally mature within one to four days from the transaction date, and other short-term borrowings. Additional information at December 31, 2002 and 2001 and for the periods then ended is summarized below:

                                                            2002         2001
                                                         ----------   ----------
Outstanding balance at December 31                       $2,785,400   $4,556,989
                                                         ==========   ==========
Year-end weighted average rate                                 0.90%        3.79%
                                                         ==========   ==========
Daily average outstanding during the period              $3,710,414   $3,725,686
                                                         ==========   ==========
Average rate for the period                                    1.72%        3.74%
                                                         ==========   ==========
Maximum outstanding at any month-end during the period   $4,044,998   $4,519,489
                                                         ==========   ==========

Lines of Credit

The Bank has established various credit facilities to provide additional liquidity if and as needed. These include unsecured lines of credit with correspondent banks totaling $5,500,000 and a secured line of credit with the Federal Home Loan Bank of Atlanta of approximately $5,600,000. At December 31, 2002 and 2001 there were outstanding balances of $5,000,000 and $2,387,500, respectively, under credit arrangements with a correspondent bank.

================================================================================

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Note 10. Long-Term Debt

The Bank's long-term debt includes variable and fixed rate instruments, and matures through 2013. Collateral consists of real estate and certain residential real estate loans. The contractual maturities of long-term debt are as follows:

                                2003      $3,832,549
                                2004       1,009,601
                                2005       1,008,973
                                2006           9,717
                                2007          10,524
                             thereafter       67,265
                                          ----------
                                          $5,938,629
                                          ==========

Note 11. Fair Value of Financial Instruments

The estimated fair values of the Bank's financial instruments are as follows (dollars in thousands):

                                              December 31, 2002    December 31, 2001
                                             ------------------   ------------------
                                             Carrying     Fair    Carrying     Fair
                                              Amount     Value     Amount     Value
                                             --------   -------   --------   -------
Financial assets
   Cash and cash equivalents                  $ 1,409   $ 1,409    $ 1,349   $ 1,349
   Interest-bearing deposits with banks        10,097    10,097      4,172     4,172
   Federal funds sold                              --        --        250       250
   Securities, available for sale               4,167     4,167      4,436     4,436
   Federal Home Loan Bank stock                   280       280        212       212
   Loans, net of allowance for loan losses     85,852    88,741     72,619    76,608

Financial liabilities
   Deposits                                    86,899    87,573     69,562    70,241
   Short-term debt                              2,785     2,785      4,557     4,557
   Long-term debt                               5,939     5,979      3,370     3,448

Note 12. Stockholders' Equity

During the year ended December 31, 2002, the stockholders of the Bank voted to reduce the par value of the stock from $5.00 per share to $4.00 per share. This change in the articles of incorporation was approved by the North Carolina Banking Commission July 8, 2002.

Note 13. Earnings Per Share

The following table details the computation of basic and diluted earnings per share for each year ended December 31.

                                                          2002        2001       2000
                                                       ----------   --------   --------
Net income (income available to common shareholders)   $1,047,308   $517,144   $486,511
                                                       ==========   ========   ========

Weighted average common shares outstanding                958,235    956,033    843,319
Effect of dilutive securities, options                     81,232     32,219      8,726
                                                       ----------   --------   --------
Weighted average common shares outstanding, diluted     1,039,467    988,252    852,045
                                                       ==========   ========   ========

Basic earnings per share                               $     1.09   $    .54   $    .58
                                                       ==========   ========   ========
Diluted earnings per share                             $     1.01   $    .52   $    .57
                                                       ==========   ========   ========

================================================================================

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Note 14. Stock Options

The Bank has adopted a qualified incentive stock option plan which reserves 95,293 shares for purchase by eligible employees. Options granted under this plan vest at the rate of 20% per year, expire not more than ten years from the date of grant, and are exercisable at not less than the fair market value of the stock at the date grant. On February 15, 2001, the Bank amended the Qualified Incentive Stock Plan to increase the shares available under the ISO plan.

The Bank also adopted a non-qualified stock option plan which reserves 95,603 shares for purchase by non-employee directors. Options granted under this plan are exercisable after six months from the date of grant at not less than the fair market value of the stock at the date of grant. The life of such options shall not extend more than ten years from the date of grant. On February 15, 2001, the Bank amended the Non-qualified Stock Option Plan increasing the shares available under the plan.

Activity under Bank plans during the years ended December 31, 2002, 2001 and 2000 is summarized below:

                                Qualified Plan      Non-Qualified Plan
                             -------------------   -------------------
                             Available             Available
                             For Grant   Granted   For Grant   Granted
                             ---------   -------   ---------   -------
Balance, December 31, 1999     12,251     59,467         --     72,000

   Granted                         --         --         --         --
   Exercised                       --         --         --         --
   Forfeited                    4,075     (4,075)        --         --
   Expired                         --         --         --         --
                              -------     ------    -------     ------
Balance, December 31, 2000     16,326     55,392         --     72,000

   Plan amendment              14,912         --     14,912         --
   Stock dividend               1,466      7,197         --      8,691
   Granted                    (16,600)    16,600    (14,910)    14,910
   Exercised                       --         --         --         --
   Forfeited                       --         --         --         --
   Expired                         --         --         --         --
                              -------     ------    -------     ------
Balance, December 31, 2001     16,104     79,189          2     95,601

   Granted                         --         --         --         --
   Exercised                       --         --      2,343     (2,343)
   Forfeited                       --         --         --         --
   Expired                         --         --         --         --
                              -------     ------    -------     ------
Balance, December 31, 2002     16,104     79,189      2,345     93,258
                              =======     ======    =======     ======

================================================================================

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Note 14. Stock Options, continued

Additional information related to Bank plans is detailed below:

                                                       2002        2001       2000
                                                    ----------   --------   --------
Outstanding options:
   Exercise price, beginning of the year/(1)/       $     7.32   $   7.12   $   7.13
   Exercise price, end of the year/(1)/             $     7.32   $   7.32   $   7.12
   Range of exercise prices:
      From                                          $     6.94   $   6.94   $   6.95
      To                                            $    11.36   $  11.36   $   8.71
   Remaining contractual life in months/(1)/                65         77         80

Exercisable options outstanding at December 31:
   Number                                              157,753    125,516    113,050
   Exercise price/(1)/                              $     7.30   $   7.14   $   7.09

Weighted average exercise price of options:
   Granted during the year                          $       --   $   8.25   $     --
   Exercised during the year                        $     8.13   $     --   $     --
   Forfeited during the year                        $       --   $     --   $   7.41
   Expired during the year                          $       --   $     --   $     --

Grant-date fair value:
   Options granted during the year                  $       --   $153,700   $     --

Significant assumptions used in determining
   fair value of options granted:
   Risk-free interest rate                                 n/a       5.25%       n/a
   Expected life in years                                  n/a         10        n/a
   Expected dividends                                      n/a         --        n/a
   Expected volatility                                     n/a        .80%       n/a

Results of operations:
   Compensation cost recognized in income for all
      stock-based compensation awards               $       --   $     --   $     --
                                                    ==========   ========   ========
   Pro forma net income/(2)/                        $1,033,088   $426,788   $457,065
                                                    ==========   ========   ========
   Basic pro forma earnings per share/(2)/          $     1.08   $   0.45   $   0.55
                                                    ==========   ========   ========
   Diluted pro forma earnings per share/(2)/        $     0.99   $   0.43   $   0.54
                                                    ==========   ========   ========

----------
     /(1)/ Weighted average
     /(2)/ As if the fair value based method prescribed by SFAS No. 123 had been applied

Note 15. Income Taxes

Current and Deferred Income Tax Components

The components of income tax expense are as follows:

                                                   2002       2001       2000
                                                ---------   --------   --------

Current                                         $ 774,753   $381,405   $223,253
Deferred                                         (134,727)   (41,769)     5,374
Deferred tax asset valuation allowance change          --         --    (25,839)
                                                ---------   --------   --------
                                                $ 640,026   $339,636   $202,788
                                                =========   ========   ========

================================================================================

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Note 15. Income Taxes, continued

Rate Reconciliation

A reconciliation of expected income tax expense (benefit) computed at the statutory federal income tax rate to income tax expense included in the statements of income is as follows:

                                                  2002       2001       2000
                                                --------   --------   --------
Expected tax expense                            $610,607   $346,656   $252,369
Other                                             29,419     (7,020)   (23,742)
Deferred tax asset valuation allowance change         --         --    (25,839)
                                                --------   --------   --------
                                                $640,026   $339,636   $202,788
                                                ========   ========   ========

Deferred Income Tax Analysis

The significant components of net deferred tax assets (primary Federal) at December 31, 2002 and 2001 are summarized as follows:

                                                     2002       2001
                                                   --------   --------
Deferred tax assets
   Allowance for loan losses                       $477,636   $379,686
   Investee timing differences                      123,881     52,502
                                                   --------   --------
                                                    601,517    432,188
                                                   --------   --------

Deferred tax liabilities
   Net unrealized depreciation (appreciation) on
      securities available for sale                  11,688     11,824
   Depreciation                                     182,679    151,408
   Other                                                 12      1,631
                                                   --------   --------
                                                    194,379    164,863
                                                   --------   --------

   Net deferred tax asset                          $407,138   $267,325
                                                   ========   ========

Note 16. Commitments and Contingencies

Litigation

In the normal course of business the Bank is involved in various legal proceedings. After consultation with legal counsel, management believes that any liability resulting from such proceedings will not be material to the financial statements.

Financial Instruments with Off-Balance-Sheet Risk

The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, credit risk in excess of the amount recognized in the balance sheets.

================================================================================

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Note 16. Commitments and Contingencies, continued

Financial Instruments with Off-Balance-Sheet Risk, continued

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as for on-balance-sheet instruments. A summary of the Bank's commitments at December 31, 2002 and 2001 is as follows:

                                                                    2002           2001
                                                                 -----------   -----------
Commitments to extend credit, including unused lines of credit   $17,533,000   $21,088,000
Standby letters of credit                                            301,000       289,000
                                                                 -----------   -----------
                                                                 $17,834,000   $21,377,000
                                                                 ===========   ===========

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the party. Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances which the Bank deems necessary.

Concentrations of Credit Risk

Substantially all of the Bank's loans, commitments to extend credit, and standby letters of credit have been granted to customers in the Bank's market area and such customers are generally depositors of the Bank. The concentrations of credit by type of loan are set forth in Note 4. The distribution of commitments to extend credit approximates the distribution of loans outstanding. The Bank, as a matter of policy, does not extend credit to any single borrower or group of related borrowers in excess of approximately $1,500,000 unless guaranteed by SBA or USDA Rural Development Corporation. Although the Bank has a reasonably diversified loan portfolio, the following industries are considered to be concentrations: medical offices and related, trucking, used car dealers, and non-residential building operators.

Other Commitments

The Bank has entered into employment agreements with certain of its key officers covering duties, salary, benefits, provisions for termination and Bank obligations in the event of merger or acquisition.

Note 17. Regulatory Restrictions

Dividends

The Bank, as a North Carolina banking corporation, may pay dividends only out of undivided profits (retained earnings) as determined pursuant to North Carolina General Statutes Section 53-87. However, regulatory authorities may limit payment of dividends by any bank when it is determined that such a limitation is in the public interest and is necessary to ensure financial soundness of the bank.

================================================================================

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Note 17. Regulatory Restrictions, continued

Capital Requirements

The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory (and possibly additional discretionary) actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital to risk-weighted assets, and of Tier I capital to average assets, as all those terms are defined in the regulations. Management believes, as of December 31, 2002, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2002, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table.

The Bank's actual capital amounts and ratios are also presented in the table (in thousands).

                                                                             To Be Well
                                                         Required        Capitalized Under
                                                        For Capital      Prompt Corrective
                                       Actual        Adequacy Purposes   Action Provisions
                                  ---------------   ------------------   ------------------
                                   Amount   Ratio   Amount       Ratio   Amount       Ratio
                                  -------   -----   ------       -----   ------       -----
December 31, 2002:
   Total Capital
      (to Risk-Weighted Assets)   $10,530   11.15%  $7,556   >    8.0%   $9,445   >   10.0%
                                                             -                    -
   Tier I Capital
      (to Risk-Weighted Assets)   $ 9,341    9.89%  $3,778   >    4.0%   $5,667   >    6.0%
                                                             -                    -
   Tier I Capital
      (to Average Assets)         $ 9,341    8.97%  $4,165   >    4.0%   $5,206   >    5.0%
                                                             -                    -
December 31, 2001:
   Total Capital
      (to Risk-Weighted Assets)   $ 9,282   11.57%  $6,423   >    8.0%   $8,029   >   10.0%
                                                             -                    -
   Tier I Capital
      (to Risk-Weighted Assets)   $ 8,275   10.31%  $3,211   >    4.0%   $4,817   >    6.0%
                                                             -                    -
   Tier I Capital
      (to Average Assets)         $ 8,275    9.53%  $3,475   >    4.0%   $4,343   >    5.0%
                                                             -                    -

================================================================================

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Note 18. Transactions with Related Parties

The Bank has entered into transactions with its directors, significant shareholders and their affiliates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features.

Aggregate loan transactions with related parties were as follows:

                        2002           2001
                     -----------   -----------

Balance, beginning   $ 2,146,283   $ 1,559,915

New loans              1,390,201     1,670,787
Repayments            (1,874,602)   (1,084,419)
                     -----------   -----------
Balance, ending      $ 1,661,882   $ 2,146,283
                     ===========   ===========

Note 19. Investment in Limited Liability Company

The Bank participates (as a 60% majority member) in a limited liability company with Friendly Auto Finance, Inc. (Friendly Finance, LLC). The business is a strategic alliance for the purpose of purchasing sales finance contracts from automobile dealers in the Bank's trade area. Profits and losses of the business are divided between the two members based on ownership percentages. As of December 31, 2002 and 2001, the LLC's summarized unaudited balance sheet and for each of the three years in the period ended December 31, 2002 the statements of income and cash flows were as follows:

                                 Balance Sheets
                           December 31, 2002 and 2001

                                                            2002         2001
                                                         ----------   ----------
Assets
   Cash and due from banks                               $  201,851   $   27,317
   Interest-bearing deposits with banks                     137,913      133,080
   Loans, net of allowance for loan losses of $539,162
      and $231,414 in 2002 and 2001, respectively         3,906,047    4,491,673
   Property and equipment, net                               14,355       14,089
   Other assets                                              18,528       11,683
                                                         ----------   ----------
                                                         $4,278,694   $4,677,842
                                                         ==========   ==========

Liabilities and Capital
Liabilities
   Long-term debt                                        $2,325,000   $3,000,000
   Other liabilities                                        141,977      137,545
                                                         ----------   ----------
                                                          2,466,977    3,137,545
                                                         ----------   ----------
Capital
   Equity                                                 1,000,000    1,000,000
   Retained earnings                                        811,717      540,297
                                                         ----------   ----------
                                                          1,811,717    1,540,297
                                                         ----------   ----------
                                                         $4,278,694   $4,677,842
                                                         ==========   ==========

================================================================================

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Note 19. Investment in Limited Liability Company, continued

                              Statements of Income
              For the years ended December 31, 2002, 2001 and 2000

                                      2002        2001        2000
                                    --------   ----------   --------
Income
   Interest income                  $955,577   $  998,558   $333,599
   Other income                       27,169       24,981      6,289
                                    --------   ----------   --------
      Total income                   982,746    1,023,539    339,888
                                    --------   ----------   --------

Expenses
   Interest expense                  141,201      215,553     67,800
   Provision for loan losses         307,753      174,126     57,288
   Salaries and employee benefits    146,773      140,962     47,642
   Occupancy expense                  10,524       10,361      3,500
   Equipment expense                  14,437       14,943      3,521
   Other expense                      90,638       60,603     26,831
                                    --------   ----------   --------
      Total expense                  711,326      616,548    206,582
                                    --------   ----------   --------
      Net income                    $271,420   $  406,991   $133,306
                                    ========   ==========   ========

                            Statements of Cash Flows
              For the years ended December 31, 2002, 2001 and 2000

                                                             2002         2001          2000
                                                          ---------   -----------   -----------
Cash flows from operating activities
   Net income                                             $ 271,420   $   406,991   $   133,306
   Adjustments to reconcile net income to
      net cash provided by operating activities
   Depreciation                                               6,052         5,531           793
   Provision for loan losses                                307,753       174,126        57,288
   Net increase in other assets                              (6,845)     (108,766)       (2,917)
   Net increase in other liabilities                          4,432        27,644       109,901
                                                          ---------   -----------   -----------
      Net cash provided by operating activities             582,812       505,526       298,371
                                                          ---------   -----------   -----------

Cash flows from investing activities
   Net increase in interest-bearing deposits with banks      (4,833)     (133,080)           --
   Purchase of property and equipment                        (6,318)         (798)      (19,615)
   Net (increase) decrease in loans                         277,873    (1,364,237)   (2,858,850)
                                                          ---------   -----------   -----------
      Net cash provided (used) in investing activities      266,722    (1,498,115)   (2,878,465)
                                                          ---------   -----------   -----------
Cash flows from financing activities
   Net increase (decrease) in long-term debt               (675,000)      875,000     2,125,000
   Common stock issued                                           --            --       600,000
                                                          ---------   -----------   -----------
      Net cash provided (used) by financing activities     (675,000)      875,000     2,725,000
                                                          ---------   -----------   -----------
      Net increase in cash and due from banks               174,534      (117,589)      144,906

Cash and cash equivalents, beginning                         27,317       144,906            --
                                                          ---------   -----------   -----------
Cash and cash equivalents, ending                         $ 201,851   $    27,317   $   144,906
                                                          =========   ===========   ===========

================================================================================

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Note 20. Segment Reporting

The corporation has two reportable segments, the Bank and Friendly Finance, LLC (subsidiary). The Bank provides mortgage, consumer, and commercial loans. Friendly Finance, LLC specializes in the purchase of sales finance contracts from local automobile dealers. Information about reportable segments, and reconciliation of such information to the consolidated financial statements as of and for the years ended December 31, 2002 and 2001 is as follows:

                                                      Friendly     Intersegment               Consolidated
2002                                     Bank       Finance, LLC    Elimination     Other        Totals
----                                 ------------   ------------   ------------   ---------   ------------
Net interest income                  $  3,765,616    $  814,376     $        --   $           $  4,579,992
Other revenue - external customers      1,443,435        27,169              --                  1,470,604
Depreciation and amortization             327,813         6,052              --                    333,865
Provision for loan losses                 343,252       307,753              --                    651,005
Net income                                884,456       271,420              --    (108,568)     1,047,308
Assets                                103,990,688     4,278,694      (1,724,850)         --    106,544,532

Amount included in the "other" column is minority shareholder's 40% interest in net income of Friendly Finance, LLC.

                                                     Friendly     Intersegment               Consolidated
2001                                    Bank       Finance, LLC    Elimination     Other        Totals
----                                 -----------   ------------   ------------   ---------   ------------
Net interest income                  $ 2,659,061    $  783,005    $        --    $      --    $ 3,442,066
Other revenue - external customers     1,057,838        24,981             --           --      1,082,819
Depreciation and amortization            303,602         5,531             --           --        309,133
Provision for loan losses                275,877       174,126             --           --        450,003
Net income (loss)                        272,949       406,991             --     (162,796)       517,144
Assets                                83,393,760     4,677,842     (1,247,711)          --     86,823,891

Amount included in the "other" column is minority shareholder's 40% interest in net income of Friendly Finance, LLC.

                                                     Friendly     Intersegment              Consolidated
2000                                    Bank       Finance, LLC    Elimination     Other       Totals
----                                 -----------   ------------   ------------   --------   ------------
Net interest income                  $ 2,453,920    $  265,799     $      --     $     --    $ 2,719,719
Other revenue - external customers       492,440         6,289            --           --        498,729
Depreciation and amortization            220,668           793            --           --        221,461
Provision for loan losses                154,164        57,288            --           --        211,452
Net income (loss)                        406,527       133,306            --      (53,322)       486,511
Assets                                66,072,238     3,368,207      (144,206)          --     69,296,239

Amount included in the "other" column is minority shareholder's 40% interest in net income of Friendly Finance, LLC.

================================================================================

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Note 20. Segment Reporting, continued

The accounting policies of the segments are the same as those described in the summary of significant accounting policies.

The Bank's reportable segments are strategic business units that offer different products and services. They are managed separately because each segment appeals to different markets and, accordingly, requires different technology and marketing strategies.

The Bank derives a majority of its revenue from interest income and relies primarily on net interest income to assess the performance of the segments and make decisions about resources to be allocated to the segment. Therefore, the segments are reported using net interest income for the period ended December 31, 2002. The Bank does allocate income taxes to the segments. Other revenue represents noninterest income which is also allocated to the segments.

The Bank includes an insurance and investment agency in its Bank segment above.

The Bank does not have any single external customer from which it derives 10 percent or more of its revenues and operates in one geographical area.

Note 21. Subsequent Events

In the first quarter, the Bank was negotiating the acquisition of the minority interest in Friendly Finance, LLC in exchange for cash and satisfaction of other commitments of the holder of the minority interest.

--------------------------------------------------------------------------------
Consolidated Balance Sheets                           Unaudited       Audited
--------------------------------------------------------------------------------

                                                         March        December
                                                         2003           2002
                                                     ------------   ------------
Assets
Cash and due from banks                              $    942,594   $  1,409,407
Interest-bearing deposits with banks                    6,049,376     10,096,703
Investment securities available for sale                3,108,206      4,166,680
Federal Home Loan Bank stock, at cost                     287,500        280,000
Loans, net of allowance of loan losses
    of $2,013,897 in 2003 and $1,831,167 in 2002       83,110,918     81,378,106
Loans available for sale                               10,722,875      4,473,913
Property and equipment, net                             3,475,358      3,507,978
Accrued income                                            509,951        550,409
Goodwill, net of amortization                             120,000        122,465
Other assets                                              614,483        558,871
                                                     ------------   ------------
                                                     $108,941,261   $106,544,532
                                                     ============   ============

Liabilities and Stockholders' Equity

Liabilities:
Deposits:
Noninterest-bearing                                  $ 13,940,874   $ 13,071,285
Interest-bearing                                       76,903,872     73,827,588
                                                     ------------   ------------
   Total deposits                                      90,844,746     86,898,873

Federal funds purchased and securities
   sold under agreements to repurchase                    834,093      1,285,400
Short-term debt                                         1,500,000      1,500,000
Long-term debt                                          5,496,742      5,938,629
Accrued interest payable                                  165,792        136,990
Other liabilities                                         607,251        895,568
                                                     ------------   ------------
                                                       99,448,624     96,655,460
                                                     ------------   ------------

Minority interest in subsidiary                                --        724,686
                                                     ------------   ------------

Commitments and contingencies

Stockholders' equity:
Preferred stock, no par value; 1,000,000
   shares authorized; none issued                              --             --
Common stock, $4 par value; 5,000,000
   shares authorized; 958,376 shares issued
   in 2003 and 2002, respectively                       3,833,504      3,833,504
Additional paid in capital                              3,879,760      3,879,760
Retained earnings                                       1,762,815      1,432,493
Accumulated other comprehensive income                     16,558         18,629
                                                     ------------   ------------
                                                        9,492,637      9,164,386
                                                     ------------   ------------
                                                     $108,941,261   $106,544,532
                                                     ============   ============

--------------------------------------------------------------------------------
Consolidated Statements of Income                                    Unaudited
Three months ended March 31, 2003 and 2002
--------------------------------------------------------------------------------

                                                     Three months ended March
                                                         2003         2002
                                                      ----------   ----------
Interest income:
   Loans and fees on loans                            $1,679,633   $1,555,305
   Federal funds sold                                         --          938
   Investment securities, taxable                         21,981       41,360
   Investment securities, non taxable                        683           --
   Deposits with banks                                    13,353        8,511
                                                      ----------   ----------
                                                       1,715,650    1,606,114
                                                      ----------   ----------

Interest expense:
   Deposits                                              457,834      482,809
   Federal funds purchased                                   145          330
   Securities sold under agreements to repurchase          1,148        4,982
   Short-term borrowings                                   4,831       14,571
   Long-term borrowings                                   51,099       53,057
                                                      ----------   ----------
                                                         515,057      555,749
                                                      ----------   ----------
      Net interest income                              1,200,593    1,050,365

Provision for loan losses                                147,084      109,746
                                                      ----------   ----------
      Net interest income after provision for loan
         losses                                        1,053,509      940,619
                                                      ----------   ----------

Noninterest income:
   Service charges on deposit accounts                   188,895      125,235
   Other service charges and fees                         49,559       22,779
   Other operating income                                226,854      122,383
                                                      ----------   ----------
                                                         465,308      270,397
                                                      ----------   ----------

Noninterest expense:
   Salaries and employee benefits                        497,914      426,339
   Occupancy expense                                      55,271       56,807
   Equipment expense                                      82,202       80,379
   Data processing                                        62,664       51,443
   Other expense                                         282,644      219,485
                                                      ----------   ----------
                                                         980,695      834,453
                                                      ----------   ----------
         Net income before income taxes                  538,122      376,563

Income tax expense                                       207,800      127,017
Minority interest in subsidiary earnings                      --      (47,753)
                                                      ----------   ----------
         Net income                                   $  330,322   $  201,793
                                                      ==========   ==========

Basic earnings per share                              $     0.34   $     0.21
                                                      ==========   ==========
Diluted earnings per share                            $     0.32   $     0.20
                                                      ==========   ==========
Basic weighted shares outstanding                        958,376      958,235
                                                      ==========   ==========
Diluted weighted shares outstanding                    1,031,020      994,696
                                                      ==========   ==========

--------------------------------------------------------------------------------
Consolidated Statements of Changes in Stockholders' Equity             Unaudited
Three months ended March 31, 2003 and 2002
--------------------------------------------------------------------------------

                                                                                             Unrealized
                                             Common Stock        Additional                 Appreciation
                                        ----------------------    Paid in      Retained    (Depreciation)
                                         Shares       Amount      Capital      Earnings     on Securities      Total
                                        ---------   ----------   ----------   ----------   --------------   ----------
Balance January 1, 2002                  956,033    $4,780,165   $2,915,103   $  385,185      $ 18,847      $8,099,300

Comprehensive income
Net income                                                                       201,793                       201,793
Net change in unrealized
   appreciation on investment
   securities available for sale, net
   of income taxes of $9,070                                                                   (14,470)        (14,470)
                                                                                                            ----------
   Total comprehensive income                                                                                  187,323

Stock Dividend
Fractional shares purchased                                          (3,941)                                    (3,941)

Issuance of common stock
Options exercised                          2,343        11,715        5,581                                     17,296

Change in par value of  Common
   Stock to $4.00 per share                           (958,376)     958,376

                                         -------    ----------   ----------   ----------      --------      ----------

Balance, March 31, 2002                  958,376    $3,833,504   $3,875,119   $  586,978      $  4,377      $8,299,978
                                         =======    ==========   ==========   ==========      ========      ==========

Balance January 1, 2003                  958,376    $3,833,504   $3,879,760   $1,432,493      $ 18,629      $9,164,386

Comprehensive income
Net income                                                                       330,322                       330,322
Net change in unrealized
   appreciation on investment
   securities available for sale, net
   of income taxes of $1,305                                                                    (2,071)         (2,071)
                                                                                                            ----------
   Total comprehensive income                                                                                  328,251
                                         -------    ----------   ----------   ----------      --------      ----------

Balance, March 31, 2003                  958,376    $3,833,504   $3,879,760   $1,762,815      $ 16,558      $9,492,637
                                         =======    ==========   ==========   ==========      ========      ==========

--------------------------------------------------------------------------------
Consolidated Statements of Cash Flows                                  Unaudited
Three months ended March 31, 2003 and 2002
--------------------------------------------------------------------------------

                                                                    Three months ended March
                                                                       2003          2002
                                                                    -----------   -----------
Cash flows from operating activities:
   Net income                                                       $   330,322   $   201,793
   Adjustments to reconcile net income to net
      cash provided (used) by operations:
         Minority interest in subsidiary earnings                            --        47,754
         Depreciation and amortization                                   80,851        83,350
         Unrealized loss on loans available for sale                         --        18,053
         Provision for loan losses                                      147,084       109,746
         Accretion of discount on securities, net of
            amortization of premiums                                      5,566        (3,449)
   Changes in assets and liabilities:
      Accrued income                                                     26,995       (37,534)
      Loans held for sale                                            (6,248,962)     (171,884)
      Other assets                                                      (54,307)        9,854
      Accrued interest payable                                           28,802        (4,398)
      Other liabilities                                                (288,317)       28,313
                                                                    -----------   -----------
            Net cash provided (used) by operating activities         (5,971,966)      281,598
                                                                    -----------   -----------

Cash flows from investing activities:
   Net decrease in interest-bearing deposits with banks               4,047,327       833,713
   Purchase of investment securities                                   (499,208)   (2,516,500)
   Sales and maturities of investment securities                      1,548,740     3,078,901
   Purchase of Federal Home Loan Bank stock                              (7,500)      (45,200)
   Net increase in loans                                             (2,591,119)   (4,181,910)
   Purchases of property and equipment                                  (45,766)      (20,555)
                                                                    -----------   -----------
            Net cash provided (used) in investing activities          2,452,474    (2,851,551)
                                                                    -----------   -----------

Cash flows from financing activities:
   Net increase in deposits                                           3,945,873     1,428,346
   Net decrease in securities sold under agreements to repurchase      (451,307)     (498,723)
   Net decrease in short-term debt                                           --      (287,500)
   Net (decrease) increase in long-term debt                           (441,887)    1,498,257
   Proceeds from sale of common stock                                        --        17,296
   Cash outlay for fractional shares                                         --        (3,941)
                                                                    -----------   -----------
            Net cash provided by financing activities                 3,052,679     2,153,735
                                                                    -----------   -----------
            Net decrease in cash and cash equivalents                  (466,813)     (416,218)

Cash and cash equivalents, beginning                                  1,409,407     1,349,208
                                                                    -----------   -----------
Cash and cash equivalents, ending                                   $   942,594   $   932,990
                                                                    ===========   ===========

Supplemental disclosure of Non-cash transactions:

Non-cash transactions related to acquisition of minority interest in subsidiary:
      Cancellation of loan and interest receivable                  $   422,984   $        --
      Cancellation of loans receivable from recourse obligations        243,850            --
      Addition to allowance for loan losses                              57,852            --
                                                                    -----------   -----------

      Total transaction                                             $   724,686   $        --
                                                                    ===========   ===========

                               SURREY BANK & TRUST
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

The accompanying unaudited financial statements were prepared in accordance with instructions for Form 10-QSB and therefore, do not include all disclosures required by generally accepted accounting principles for a complete presentation of financial statements. In the opinion of the management, the financial statements contain all adjustments necessary to present fairly the financial condition of Surrey Bank & Trust as of March 31, 2003 and December 31, 2002, the results of operations for the three months ended March 31, 2003 and 2002, and its cash flows for the three months ended March 31, 2003 and 2002. The results of operations for the three months ended March 31, 2003 are not necessarily indicative of the results expected for the full year.

ORGANIZATION

Surrey Bank & Trust (Bank) was organized and incorporated under the laws of the State of North Carolina on July 15 and commenced operations on July 22, 1996. The Bank currently serves Surry County, North Carolina and Patrick County, Virginia and surrounding areas through three banking offices. As a state chartered bank, which is not a member of the Federal Reserve, the Bank is subject to regulation by the State of North Carolina Banking Commission and the Federal Deposit Insurance Corporation.

Surrey Investment Services, Inc. (subsidiary) was organized and incorporated under the laws of the State of North Carolina on February 10, 1998. The subsidiary provides insurance services through SB&T Insurance and investment advice and brokerage services through U-VEST.

On July 31, 2000, Surrey Bank & Trust formed Friendly Finance, LLC., a subsidiary operation specializing in the purchase of sales finance contracts from local automobile dealers. The Bank originally had a 60% majority interest in the company. On March 1, 2003 the Bank acquired the minority interest in Friendly Finance, LLC in exchange for the satisfaction of other commitments of the holder of the minority interest.

The accounting and reporting policies of the Bank and subsidiaries follow generally accepted accounting principles and general practices within the financial services industry. Following is a summary of the more significant policies.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Bank and the Subsidiaries. All significant, intercompany transactions and balances have been eliminated in consolidation.

PRESENTATION OF CASH FLOWS

For purposes of reporting cash flows, cash and due from banks includes cash and amounts due from depository institutions (including cash items in process of collection). Overnight interest bearing deposits, and federal funds sold are shown separately. Cash flows from demand deposits, NOW accounts and savings accounts are reported net since their original maturities are less than three months. Loans and time deposits are reported net per FASB Statement No. 104. Federal Funds purchased are shown separately.

Investment Securities

Investments classified as available for sale are intended to be held for indefinite periods of time and include those securities that management may employ as part of asset/liability strategy or that may be sold in response to changes in interest rates, prepayments, regulatory capital requirements or similar factors. These securities are carried at fair value and are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments are used.

Investment securities classified as held to maturity are those debt securities that the Bank has the ability and intent to hold to maturity. Accordingly, these securities are carried at cost adjusted for amortization of premiums and accretion of discount, computed by the interest-method over their contractual lives. At March 31, 2003 and December 31, 2002, the Bank had no investments classified as held to maturity.

Loans Held for Sale

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income.

Loans Receivable

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal amount adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or cost on originated loans and unamortized premiums or discounts on purchased loans.

The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. The allowance is increased by provisions charged to operating expense and reduced by net charge-offs. The Bank makes continuous credit reviews of the loan portfolio and considers economic conditions, historical loan loss experience, review of specific problem loans and other factors in determining the adequacy of the allowance balance.

Activity in the allowance for loan losses for the three months ended March 31, 2003 and 2002 follows:

                                                 March 31,
                                          -----------------------
                                             2003         2002
                                          ----------   ----------
Balance at beginning of year              $1,831,167   $1,251,496
Add provision charged to expense             147,084      109,746
Less net charge-offs                         (22,354)     (33,574)
Allowance applicable to the acquisition
   of the minority interest                   58,000           --
                                          ----------   ----------
                                          $2,013,897   $1,327,688
                                          ==========   ==========

Interest on all loans is accrued daily on the outstanding balance. Accrual of interest is discontinued on a loan when management believes, after considering collection efforts and other factors, that the borrower's financial condition is such that collection of interest is doubtful.

Stock-based Compensation

The Company accounts for its stock-based compensation plans using the accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. The Company is not required to adopt the fair value based recognition provisions prescribed under SFAS No. 123, Accounting for Stock Based Compensation, but complies with the disclosure requirements set forth in the Statement (as amended by SFAS No. 148), which include disclosing pro forma net income as if the fair value based method of accounting had been applied.

NOTE 2. EARNINGS PER SHARE

Earnings per share for the three months ended March 31, 2003 and 2002 were calculated by dividing net income by the number of shares outstanding at the end of the period.

NOTE 3.  BALANCE SHEETS

The balance sheet at December 31, 2002, has been taken from the audited financial statements at that date.

NOTE 4.  LETTERS OF CREDIT

At March 31, 2003, letters of credit totaling $464,100 were outstanding.

NOTE 5.  CHANGE IN PAR VALUE OF COMMON STOCK

On May 22, 2002, the stockholders of Surrey Bank & Trust approved an amendment to the Articles of Incorporation changing the par value of the company's common stock from $5.00 per share to $4.00 per share. The effect of the change is reflected in the consolidated statements of changes in stockholders' equity for the three months ended March 31, 2002.

NOTE 6. STOCK OPTION PLANS

The Bank has adopted a qualified incentive stock option plan which reserves 95,293 shares for purchase by eligible employees. Options granted under this plan vest at the rate of 20% per year, expire not more than ten years from the date of grant, and are exercisable at not less than the fair market value of the stock at the date of the grant. On February 15, 2001, the Bank amended the Qualified Incentive Stock Option Plan to increase the shares available under the ISO plan.

The Bank also adopted a non-qualified stock option plan which reserves 95,603 shares for purchase by non-employee directors. Options granted under this plan are exercisable after six months from the date of the grant at not less than the fair market value of the stock at the date of the grant. The life of such options shall not extend more than ten years from the date of the grant. On February 15, 2001, the Bank amended the Non-qualified Stock Option Plan increasing the shares available under the plan.

Information related to pro forma net income for the periods presented is as follows:

                                                           March 31,
                                                      -------------------
                                                        2003       2002
                                                      --------   --------
Compensation cost recognized in income for
   all stock-based compensation awards                $     --   $     --
                                                      ========   ========
Pro forma net income, based on SFAS No. 123           $326,767   $198,238
                                                      ========   ========
Pro forma earnings per common share, based
   on SFAS No. 123                                    $   0.34   $   0.21
                                                      ========   ========
Pro forma earnings per fully dilutive common share,
   based on SFAS No. 123                              $   0.32   $   0.20
                                                      ========   ========

NOTE 7. PURCHASE OF MINORITY INTEREST

On March 1, 2003, the Bank acquired the minority interest in Friendly Finance, LLC in a transaction accounted for as a purchase. Purchase consideration (equal to the Bank's recorded minority interest in subsidiary) consisted of cancellation of notes and interest receivable from the minority interest amounting to $422,984 cancellation of identified recourse obligations of the minority interest to the Bank of $243,850 and release of the minority interest from any future recourse obligation contingencies to the Bank, valued at $57,852. The Bank has recorded the release of the future recourse obligation amount as an increase in the allowance for loan losses.

NOTE 8. SUBSEQUENT EVENT

On April 23, 2003, the stockholders of Surrey Bank & Trust approved the formation of Surrey Bancorp, a bank holding company. Effective May 1, 2003, the stockholders of Surrey Bank & Trust will exchange their shares for shares of common stock in Surrey Bancorp. The exchange ratio is 6 shares of Surrey Bancorp stock for every 5 shares of Surrey Bank & Trust stock. After the exchange Surrey Bancorp will be the only shareholder in Surrey Bank & Trust.

SURREY BANKCORP
Pro Forma Condensed Balance Sheet
March 31, 2003 (Unaudited)
(in thousands)

                                                 (Unaudited)
                                                  March 31,     (a) Pro Forma    Pro Forma
                                                    2003         Adjustments      Results
                                                ------------   --------------   ------------
Assets
Cash and due from banks                         $    942,594   $           --   $    942,594
Interest-bearing deposits with banks               6,049,376               --      6,049,376
Investment securities, available for sale          3,108,206               --      3,108,206
Federal Home Loan Bank stock, at cost                287,500               --        287,500
Loans, net                                        83,110,918               --     83,110,918
Loans available for sale                          10,722,875               --     10,722,875
Property and equipment, net                        3,475,358               --      3,475,358
Accrued income                                       509,951               --        509,951
Goodwill, net of amortization                        120,000               --        120,000
Other assets                                         614,483               --        614,483
                                                ------------   --------------   ------------
   Total assets                                 $108,941,261               --   $108,941,261
                                                ============   ==============   ============

Liabilities and Stockholders' Equity

Liabilities:
Total deposits                                    90,844,746               --     90,844,746
Federal funds purchased and securities
   sold under agreement to repurchase                834,093               --        834,093
Short-term debt                                    1,500,000               --      1,500,000
Long-term debt                                     5,496,742               --      5,496,742
Accrued interest payable                             165,792               --        165,792
Other liabilities                                    607,251               --        607,251
                                                ------------   --------------   ------------
   Total liabilities                              99,448,624               --     99,448,624
                                                ------------   --------------   ------------

Commitments and contingencies

Stockholders' equity:
Preferred stock, no par value, 1,000,000
   shares authorized; none issued                         --               --             --
Common stock, no par value; 5,000,000
   shares authorized; 958,376 issued               3,833,504    (a) 3,879,760      7,713,264
Additional paid in capital                         3,879,760    (a)(3,879,760)            --
Retained earnings                                  1,762,815               --      1,762,815
Accumulated other comprehensive income                16,558               --         16,558
                                                ------------   --------------   ------------
   Total stockholders' equity                      9,492,637               --      9,492,637
                                                ------------   --------------   ------------
   Total liabilities and stockholders' equity   $108,941,261   $           --   $108,941,261
                                                ============   ==============   ============

(a)  See Note 3

See Notes to Pro Forma Condensed Financial Statements

SURREY BANKCORP
Pro Forma Condensed Statement of Income
Year ended December 31, 2002
(in thousands, except share data)

                                              December 31,   (b) Pro Forma    Pro Forma
                                                  2002        Adjustments      Results
                                              ------------   -------------   ----------
Total interest income                          $6,675,550              --    $6,675,550
Total interest expense                          2,095,558              --     2,095,558
                                               ----------     -----------    ----------
      Net interest income                       4,579,992              --     4,579,992

Provision for loan losses                         651,005              --       651,005
                                               ----------     -----------    ----------
   Net interest income after provision
      for loan losses                           3,928,987              --     3,928,987
                                               ----------     -----------    ----------

Noninterest income
   Service charges on deposit accounts            619,456              --       619,456
   Other service charges and fees                 182,735              --       182,735
   Other operating income                         668,413              --       668,413
                                               ----------     -----------    ----------
   Total noninterest income                     1,470,604              --     1,470,604
                                               ----------     -----------    ----------

Noninterest expense
   Salaries and employee benefits               1,896,237              --     1,896,237
   Other expense                                1,707,452      (b) 10,000     1,717,452
                                               ----------     -----------    ----------
      Total noninterest expense                 3,603,689          10,000     3,613,689
                                               ----------     -----------    ----------
      Income before income tax expense          1,795,902                     1,785,902

   Income tax expense                             640,026      (b) (3,800)      636,226
   Minority interest in subsidiary earnings      (108,568)             --      (108,568)
                                               ----------     -----------    ----------
      Net income                               $1,047,308                     1,041,108
                                               ==========

      Total pro forma adjustments                              (b)  6,200
                                                              ===========
      Net income after adjustments                                           $1,041,108
                                                                             ==========

Basic earnings per share                       $     1.09     $       .18    $      .91
                                               ==========     ===========    ==========
Diluted earnings per share                     $     1.01     $       .14    $      .87
                                               ==========     ===========    ==========

Basic weighted average shares outstanding         958,235         191,647     1,149,882
                                               ==========     ===========    ==========
Diluted weighted average shares outstanding     1,039,467         154,168     1,193,635
                                               ==========     ===========    ==========

(b)  See Note 3

See Notes to Pro Forma Condensed Financial Statements

SURREY BANKCORP
Pro Forma Statement of Income
Three-months ended March 31, 2003 (Unaudited)
2(in thousands)

                                                March 31,   (b) Pro Forma    Pro Forma
                                                  2003       Adjustments      Results
                                               ----------   -------------   ----------
Total interest income                          $1,715,650    $        --    $1,715,650
Total interest expense                            515,057             --       515,057
                                               ----------    -----------    ----------
   Net interest income                          1,200,593                    1,200,593

Provision for loan losses                         147,084             --       147,084
                                               ----------    -----------    ----------
   Net interest income after provision
      for loan losses                           1,053,509             --     1,053,509
                                               ----------    -----------    ----------
Noninterest income
   Service charges on deposit accounts            188,895             --       188,895
   Other service charges and fees                  49,559             --        49,559
   Other operating income                         226,854             --       226,854
                                               ----------    -----------    ----------
   Total noninterest income                       465,308             --       465,308
                                               ----------    -----------    ----------

Noninterest expense
   Salaries and employee benefits                 497,914             --       497,914
   Other expense                                  482,781     (b) 10,000       492,781
                                               ----------    -----------    ----------
   Total noninterest expense                      980,695     (b) 10,000       990,695
                                               ----------    -----------    ----------
   Income before income tax expense               538,122                      528,122

   Income tax expense                             207,800     (b) (3,800)      204,000
                                               ----------    -----------    ----------
      Net income                               $  330,332                      324,122
                                               ==========

      Total pro forma adjustments                             (b)  6,200
                                                             ===========
      Net income after adjustments                                          $  324,122
                                                                            ==========

Basic earnings (loss) per share                $      .34    $       .06    $      .28
                                               ==========    ===========    ==========

Weighted average shares outstanding adjusted
   for effect of six-for-five stock exchange      958,376        191,506     1,149,882
                                               ==========    ===========    ==========

(b)  See Note 3

See Notes to Pro Forma Condensed Financial Statements

SURREY BANKCORP
NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS

NOTE 1. INTRODUCTORY INFORMATION

SURREY BANKCORP began operation on May 1, 2003 and was created for the purpose of acquiring all outstanding shares of common stock of SURREY BANK & TRUST. Shareholders of the bank received six shares of SURREY BANKCORP common stock for every five shares of SURREY BANK & TRUST common stock owned.

A pro forma condensed balance sheet is presented as of March 31, 2003. Pro forma statements of income for the year ended December 31, 2002 and the three months ended March 31, 2003 are also presented.

NOTE 2. BASIS OF PRESENTATION

The accompanying un-audited pro forma condensed financial statements were prepared in accordance with the instructions contained in Regulation S-X,
Article 11 of the Securities and Exchange Act of 1934 and therefore, do not include all disclosures required by generally accepted accounting principles for a complete presentation of financial statements. In the opinion of management, the pro forma financial statements contain all adjustments necessary to present fairly the pro forma financial condition of SURREY BANKCORP as of March 31, 2003 and the results of the operations for the three month period ended March 31, 2003 and the year ended 2002.

The accounting policies and procedures used for purposes of these pro forma financial statements are the same as those of SURREY BANK & TRUST as is included in the financial statements of the bank for the year ended December 31, 2002 and 2001 as filed as part of this Form 8-K.

NOTE 3. PRO FORMA ADJUSTMENTS

The pro forma adjustments made to the historical financial statements included the effects of (a) a change of par value for common stock from $4 per share to no par value common stock and, (b) the inclusion of approximately $6,200 of expenses (net of $3,800 income taxes) related to the formation of SURREY BANKCORP. These expenses include legal, accounting, and other expenses. These costs will be incurred by SURREY BANKCORP during the second quarter of 2003 and are expected to be nonrecurring.

NOTE 4. EARNINGS PER SHARE

Earnings per share for the year ended December 31, 2002 and the three months ended March 31, 2003 were calculated by dividing net income by the weighted average number of shares outstanding during the period. The weighted average number of shares outstanding during the period has been adjusted from the historical amount previously reported for the effects of the six-for-five stock conversion rate.